UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    October 21, 2008 (October 21, 2008)

HRPT PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts 02458

(Address of Principal Executive Offices)         (Zip Code)

617-332-3990

(Registrant’s Telephone Number, Including Area Code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

HRPT Properties Trust, (hereinafter referred to as “HRP”, “we”, “our” or “us”), is revising its historical financial statements to report discontinued operations. On May 5, 2008, we entered into a series of purchase and sale agreements with Senior Housing Properties Trust for the sale of 48 medical office, clinic and biotech laboratory buildings for an aggregate purchase price of $565 million, excluding closing costs. As of October 17, 2008, we have sold 28 of these properties for $232.7 million, excluding closing costs. We expect the closings of the remaining 20 properties to occur before April 30, 2009. In June 2008, we also agreed to sell one additional property for $15 million, excluding closing costs.

In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, or SFAS 144, we have reclassified the results of operations from these properties as income from discontinued operations for each period presented in our quarterly report filed since the date of the agreements (including the comparable periods of the prior year). Securities and Exchange Commission, or SEC, accounting interpretations require that we reclassify previously issued annual financial statements for each of the three years included in our last Annual Report on Form 10-K to reflect the discontinued operations, if those financial statements are incorporated by reference in subsequent filings with the SEC. These reclassifications have no effect on our reported net income or net income available for common shareholders.

This Current Report on Form 8-K updates, in Exhibit 99.1 hereto, Items 6, 7 and 15(a) of our Annual Report on Form 10-K for the year ended December 31, 2007, or the Annual Report, by reclassifying our previously issued financial statements to report properties sold or under contract for sale during 2008 as discontinued operations. All other items of the Annual Report remain unchanged. We have not made any attempt to update matters in our Annual Report except to the extent expressly provided above.

Item 9.01. Financial Statements and Exhibits.

(d)                               Exhibits

12.1                         Computation of Ratio of Earnings to Fixed Charges. (Filed herewith)

12.2                         Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Distributions. (Filed herewith)

23.1                         Consent of Ernst & Young LLP. (Filed herewith)

99.1                         Financial Statements and Supplementary Data for the years ended December 31, 2007, 2006 and 2005, revised to reflect discontinued operations. (Filed herewith)

FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.

FOR EXAMPLE, THIS CURRENT REPORT ON FORM 8-K STATES THAT WE HAVE AGREED TO SELL ADDITIONAL OFFICE, MEDICAL OFFICE, CLINIC AND BIOTECH LABORATORY BUILDINGS AND THAT THESE SALES ARE EXPECTED TO BE COMPLETED BEFORE APRIL 30, 2009. IN FACT, OUR OBLIGATIONS TO COMPLETE THESE SALES ARE SUBJECT TO VARIOUS CONDITIONS AND CONTINGENCIES TYPICAL OF LARGE COMMERCIAL REAL ESTATE TRANSACTIONS, INCLUDING, AMONG OTHER MATTERS, THIRD PARTY CONSENTS AND FINANCING CONTINGENCIES RELATING TO CERTAIN PROPERTIES. AS A RESULT OF ANY FAILURE OF THESE CONDITIONS, SOME PROPERTIES MAY NOT BE SOLD, THE PURCHASE PRICES WE RECEIVE MAY DECLINE OR THESE SALES MAY BE ACCELERATED OR DELAYED.

OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY UNDER “ITEM 1A. RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HRPT PROPERTIES TRUST

By:	/s/ John C. Popeo
Name:	John C. Popeo
Title:	Treasurer and Chief Financial Officer

Dated:  October 21, 2008